UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 20, 2006
Date of Report (Date of earliest event reported)

ARVANA INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-30695	87-0618509
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 2610, 1066 West Hastings Street
Vancouver, British Columbia Canada	V6E 3X2
(Address of principal executive offices)	(Zip Code)

604-684-4691
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On December 22, 2006, Arvana Inc. (the “Company” or “We”) completed the issuance of an aggregate of 451,875 shares of our common stock to certain directors of the Company, as provided below, as payment in full and as settlement of outstanding debt owed by us to the directors on account of accrued but unpaid director’s and consulting fees based on a per share price of $0.40 per share:

Director	Unpaid Fees	Number of shares Issued:
Sir John Baring	$65,000	162,500
Leonard Gordon	$62,500	156,250
Ross Wilmot	$53,250	133,125
TOTAL	$180,750	451,875

All shares were issued in reliance of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). All share certificates representing the shares were endorsed with a legend confirming that the shares cannot be transferred other than pursuant to an effective registration statement or pursuant to an exemption from the registration requirements of the 1933 Act.

SECTION 5 CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Michael Jervis has submitted his resignation as president and chief executive officer of the Company and as one of our directors effective December 20, 2006. Mr. Jervis’ resignation follows his decision to retire after reaching the age of 70. The Company’s board of directors has appointed Mr. Teyfik Oezcan as president and chief executive officer in replacement of Mr. Jervis effective December 20, 2006. Mr. Oezcan has also been appointed as one of our directors effective December 20, 2006.

Mr. Oezcan was appointed as our vice-president of European operations on August 23, 2006 upon the completion of our acquisition of BCH Beheer B.V. and Hallotel GmbH, our principal European operating subsidiary. Mr. Oezcan was the general manager of Hallotel GmbH prior to the completion of this acquisition. Mr. Oezcan was also the general manager of Mycall-Line GmbH, a company based in Germany that operates in the telecommunications industry, from 2004 to 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVANA INC.

DATE: December 22, 2006	By:	/s/ Leonard Gordon
Leonard Gordon
Chief Financial Officer